EXHIBIT 99.3

IMAGE ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2005

FOR THE FISCAL YEAR ENDED MARCH 31, 2005

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 1, 2005, Image Entertainment, Inc. (the “Company”) acquired all of the outstanding capital stock of Public Media, Inc., d.b.a. Home Vision Entertainment (“Home Vision”) for $8.0 million in cash.  The purchase was financed by the Company’s existing revolving credit and term loan facility with Wells Fargo Foothill, Inc.  The Company acquired all of Home Vision’s assets and assumed all of its liabilities, except for those relating to Home Vision’s facilities lease, employee severance, and a limited number of titles, which were retained by the Home Vision stockholders.  The Company did not assume any outstanding bank or stockholder debt.  On the same date, the Company entered into an exclusive distribution agreement with The Criterion Collection.  The Company will pay Criterion a non-refundable, non-recoupable payment of $1.5 million in twelve equal monthly payments.  The unaudited pro forma financial statements include an accrual for this obligation.

The acquisition will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations and Emerging Issues Task Force Issue (“EITF”) No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination and will be recorded in the Company’s second fiscal quarter ended September 30, 2005.  Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of Home Vision acquired, based on their estimated fair values.  Under EITF No. 95-3, the cost of a plan to exit an activity of an acquired company should be recognized as a liability assumed as of the consummation date of the acquisition, assuming required specific criteria are met.

In conjunction with the acquisition, the Company entered into non-compete and consulting agreements with Home Vision’s former CEO and majority shareholder and an employment/consulting agreement with Home Vision’s former CFO.  The consulting agreement with the former CEO calls for $500,000 in payments over three years and the consulting agreement with the former CFO calls for approximately $245,000 in payments through July 31, 2006.  The Company is accounting for these payments as severance payments since both are only required to work full time for the combined entity for a relatively short period of time and may obtain employment elsewhere during the remaining term of their agreements.

Management has made a preliminary allocation to the assets acquired and liabilities assumed based on various preliminary estimates. Management has also been executing its plan to close all of Home Vision’s operations in Chicago, Illinois.  The following pro forma information is based upon preliminary valuation of the net assets that have not yet been finalized.  Adjustments to the purchase price and valuations of the net assets acquired may occur as a result of the Company’s final analysis of the transaction.

The accompanying unaudited pro forma consolidated balance sheet reflects the consolidated financial position as of June 30, 2005 of the Company and Home Vision, consolidated as if the acquisition had occurred on June 30, 2005.  The accompanying pro forma consolidated statements of operations for the year ended March 31, 2005 and three months ended June 30, 2005 reflect the operations of the consolidated companies as if the acquisition had occurred on April 1, 2004.  For the purposes of the pro forma consolidated statement of operations for the year ended March 31, 2005, Home Vision’s fiscal year ended December 31, 2004 was used for comparison purposes.  Home Vision’s financial statements for their fiscal year ended December 31, 2004 are comparable to their financial statements for the twelve months ended March 31, 2005.  The pro forma financial information for the companies is based upon historical financial information applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements.

The following unaudited pro forma consolidated financial statements are not necessarily indicative if the consolidated financial position or results of operations in future periods or the results that actually would have been realized if the Company and Home Vision had been a consolidated company during the specified periods.

IMAGE ENTERTAINMENT, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

JUNE 30, 2005

(UNAUDITED)

(in thousands)	Image Entertainment	Public Media, Inc.	Pro Forma Adjustments Related to Public Media		Pro Forma Adjustments Related to The Criterion Agreement		Pro Forma Consolidated
ASSETS

Current assets:

Cash and cash equivalents	$949	$191	$—		$—		$1,140
Accounts receivable, net of allowances	21,680	4,034	(43	)(d)
			(2	)(b)			25,669
Inventories	16,384	1,217	(12	)(b)			17,589
Royalty and distribution fee advances	8,358	772			500	(f)
			(5	)(b)			9,625

Prepaid expenses and other assets	1,033	32					1,065
Total current assets	48,404	6,246	(62)		500		55,088
Noncurrent inventories, principally production costs	2,512	1,190					3,702
Noncurrent royalty and distribution advances	13,951	—			1,000	(f)	14,951
Property, equipment and improvements, net	6,290	796	(625	)(k)			6,461
Investment in affiliate	—	1,004	(1,004	)(b)			—
Other assets	186	164	(150	)(b)
			106	(i)			306

Intangible assets	—	—	600	(e)			600
Goodwill	—	—	5,856	(a)			5,856
Total Assets	$71,343	$9,400	$4,721		$1,500		$86,964

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,753	$1,413	$(43	)(d)	$—		$7,123
Accrued liabilities	3,225	265	1,078	(g)
			745	(h)
			243	(j)
							5,556

Accrued royalties and distribution fees	9,049	2,420			1,500	(f)	12,969
Accrued music publishing fees	4,630	—					4,630
Deferred revenue	6,542	—					6,542
Current portion of long-term debt	—	253	(253	)(b)			—
Revolving credit facility	916	—	8,000	(c)			8,916
Subordinated note payable - Ritek Taiwan	1,003	—					1,003
Capital lease obligations	44	—					44
Total current liabilities	31,162	4,351	9,770		1,500		46,783

Deferred compensation	—	127	(127	)(b)			—
Long-term debt, less current portion	—	1,875	(1,875	)(b)			—
Total liabilities	31,162	6,353	7,768		1,500		46,783

Shareholders’ equity:
Common stock	47,513	—	—	(1)			47,513
Additional paid-in capital	3,774	2,500	(2,500	)(l)			3,774
Accumulated deficit	(11,106)	547	(547	)(l)			(11,106)
Net shareholders’ equity	40,181	3,047	(3,047)		—		40,181
	$71,343	$9,400	$4,721		$1,500		$86,964

See accompanying notes to unaudited pro forma consolidated financial statements

IMAGE ENTERTAINMENT, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2005

(UNAUDITED)

	Image Entertainment	Public Media Inc.	Pro Forma Adjustments Related to Public		Pro Forma Adjustments Related to The Criterion	Pro Forma
(in thousands, except per share data)	March 31, 2005	December 31, 2004	Media		Agreement	Consolidated

NET REVENUES	$118,383	$29,405	$(719	)(n)	$—
			(358	)(m)		$146,711

OPERATING COSTS AND EXPENSES:
Cost of sales	88,435	21,972	(453	)(n)
			(70	)(m)
					500 (q)
			70	(s)		110,454

Selling expenses	9,853	1,831	(329	)(m)		11,355
General and administrative expenses	14,092	3,099	88	(s)
			(3	)(m)		17,276
	112,380	26,902	(697)		500	139,085

EARNINGS FROM OPERATIONS	6,003	2,503	(380)		(500)	7,626
OTHER EXPENSES (INCOME):
Interest expense, net	665	120	(120	)(o)
			472	(p)		1,137

Other	49	(15)	62	(r)		96
	714	105	414		—	1,233

EARNINGS BEFORE INCOME TAXES	5,289	2,398	(794)		(500)	6,393

INCOME TAX EXPENSE (BENEFIT)	162	(46)	46	(t)
			34	(t)		196

NET EARNINGS	$5,127	$2,444	$(874)		$(500)	$6,197

NET EARNINGS PER SHARE:
Net earnings - basic	$0.27					$0.32
Net earnings - diluted	$0.26					$0.31
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,100					19,100
Diluted	19,912					19,912

See accompanying notes to unaudited pro forma consolidated financial statements

IMAGE ENTERTAINMENT, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2005

(UNAUDITED)

			Pro Forma Adjustments Related to Public		Pro Forma Adjustments Related to The Criterion	Pro Forma
(in thousands, except per share data)	Image Entertainment	Public Media Inc.	Media		Agreement	Consolidated

NET REVENUES	$18,586	$6,039	$(89	)(n)	$—
			(26	)(m)		$24,510

OPERATING COSTS AND EXPENSES:
Cost of sales	14,213	4,848	(56	)(n)
			(9	)(m)
					125 (q)
			18	(s)		19,139

Selling expenses	2,691	507	(40	)(m)		3,158
General and administrative expenses	3,326	855	22	(s)
			(2	)(m)		4,201
	20,230	6,210	(67)		125	26,498

LOSS FROM OPERATIONS	(1,644)	(171)	(48)		(125)	(1,988)

OTHER EXPENSES (INCOME):
Interest expense, net	12	30	(30	)(o)
			133	(p)		145

Other	(4)	—				(4)
	8	30	103		—	141

LOSS BEFORE INCOME TAXES	(1,652)	(201)	(151)		(125)	(2,129)
INCOME TAXES EXPENSE (BENEFIT)	—	(3)	3	(t)		—
NET LOSS	$(1,652)	$(198)	$(154)		$(125)	$(2,129)

NET LOSS PER SHARE:
Net loss - basic and diluted	$(0.08)					$(0.10)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	21,252					21,252

See accompanying notes to unaudited pro forma consolidated financial statements

Image Entertainment, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

PRO FORMA FINANCIAL INFORMATION

1.             Basis of Pro Forma Presentation

The Company has prepared unaudited pro forma consolidated financial statements using the following assumptions:

A preliminary allocation of the purchase cost, including liabilities assumed has been made to the major categories of assets and liabilities in the accompanying pro forma consolidated financial information based on Company estimates.  The actual allocation of purchase cost and resulting effect on operating income may differ significantly from the pro forma amounts included herein.

(in thousands)
Purchase price
Cash (financed through the Company’s revolving credit facility)	$8,000
Accrued transaction fees and expenses	243

8,243

Fair market value of net assets acquired:
Accounts receivable	3,712
Inventories	1,182
Inventories – production costs	1,088
Royalty advances	790
Prepaid expenses and other assets	75
Property and equipment	152
Assets acquired	6,999

Accounts payable and accrued liabilities assumed	(3,389)
Accrued costs to exit Home Vision operations assumed:
Accrued severance to former Home Vision CEO and CFO	(745)
Other – see note g below	(1,078)
Liabilities assumed	(5,212)

Total net tangible assets acquired	1,787

Identifiable intangible assets:
Non-compete agreement	180
Customer relationships	140
Film library	280
Total net intangible assets acquired	600

Goodwill	5,856
Purchase price	$8,243

Identifiable intangible assets.  The Company expects to amortize the non-compete intangible asset to general and administrative expenses over the three-year term of the non-compete agreement, the customer relationships intangible to general and administrative expenses over five years and the film library intangible to cost of sales over the average remaining lives of the Home Vision titles in the library acquired.

Goodwill.  Approximately $5,856,000 has been allocated to goodwill.  Goodwill represents the excess of the purchase price over the net assets acquired.  Goodwill will not be amortized but instead will be tested for impairment at least annually.  In the event that management determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Reclassifications.  Some Home Vision 2005 and 2004 balances have been reclassified to conform to the Company’s presentation.

2.             Pro Forma Adjustments

The following are pro forma adjustments to the unaudited pro forma consolidated balance sheet as of June 30, 2005:

(a)   Represents the goodwill arising from the acquisition of Home Vision.  Goodwill is calculated as $8,243,000 purchase price less $1,787,000, the estimated fair value of net tangible assets acquired and less $600,000 estimated intangible assets.

(b)   Represents the elimination of assets not acquired and bank and shareholder debt not assumed by the Company.

(in thousands)
Education accounts receivable	$2
Education inventory	12
Education royalty advances	5
Investment in affiliate	1,004
Art work	150
Assets not acquired (excluding vehicles not acquired in k below)	$1,173

Shareholder debt - current portion	$144
long-term portion	1,463

Bank debt - current portion	109
long-term portion	412

Deferred compensation	127
Liabilities not acquired	$2,255

(c)   Represents the increase of $8,000,000 in the Company’s bank line of credit to finance the acquisition.

(d)   Represents the elimination of $43,000 of accounts receivable and accounts payable between the Company and Home Vision.

(e)   Represents $600,000 of identifiable intangibles acquired in the acquisition (see above detail).  The amortization of these intangibles is not deductible by the Company for tax purposes.  The resulting deferred tax liability will be offset against a corresponding reduction in the Company’s valuation allowance against its net deferred tax assets.

(f)    To record $1.5 million for the Criterion non-recoupable and non-refundable distribution fee advance and related liability.  Of the total $1.5 million asset, $500,000 was recorded as current and the remaining $1 million as non-current.

(g)   Represents an estimated $1,078,000 of accrued costs to exit Home Vision operations assumed, including lease and contractual obligation termination costs, involuntary employee termination benefits and relocation costs.

(h)   Represents deferred payments to former Home Vision CEO and CFO for $500,000 and $245,000, respectively.

(i)    Represents $106,000 in other assets acquired.

(j)    Represents $243,000 in accrued purchase transaction costs.

(k)   Represents approximately $591,000 of fair value adjustments to acquired property and equipment and $34,000 related to elimination of vehicles not acquired.

(l)    Represents the elimination of stockholders’ equity to record the acquisition as a purchase.

(in thousands)
Elimination of assets not acquired	$(1,173)
Fair value adjustment to property and equipment acquired ($591) and elimination of vehicles not acquired ($34)	(625)
Other assets acquired	106
Intangibles acquired	600
Goodwill	5,856
Liabilities assumed to exit Home Vision	(1,078)
Payments to former Home Vision CEO and CFO	(745)
Liabilities assumed – purchase transaction costs	(243)
Increase in borrowings to finance purchase	(8,000)
Liabilities not assumed	2,255
Total elimination of equity	$(3,047)

The following are pro forma adjustments to the unaudited pro forma consolidated statements of operations for the year ended March 31, 2005 and the three months ended June 30, 2005:

(m)  Represents the elimination of education sales and related cost of sales and selling expenses not acquired.

(n)   Represents the elimination of sales made by the Company to Home Vision and the related cost of sales incurred by Home Vision.

(o)   Represents the elimination of interest expense related to debt not acquired.

(p)   Represents the interest expense related to the increase in the Company’s bank line of credit to finance the acquisition.

(q)   To record the amortization of the Criterion non-recoupable and non-refundable distribution fee advance.

(r)    Represents the elimination of equity earnings from asset not acquired.

(s)   To record the amortization of the intangible assets.

(t)    The tax effects of the pro forma adjustments to income (loss) before income taxes are based on the estimated effective tax rate during the periods.  Reflects the utilization of net operating loss carryforwards to offset incremental taxable earnings for Home Vision, which reduced income tax expense down to the alternative minimum tax level.